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                      (FORM OF FACE OF WARRANT CERTIFICATE)

No. R-                                                   Warrant to Purchase

                                                           [------------]
                                                        Shares of Common Stock


           Void after ____________, 2005 (or earlier upon redemption).

                              RADYNE COMSTREAM INC.

                    REDEEMABLE COMMON STOCK PURCHASE WARRANT

                  This certifies that FOR VALUE RECEIVED ______________________ or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one (1) fully paid and nonassessable share of Common Stock, par value $.002 per share (the "Common Stock"), of Radyne ComStream Inc., a New York corporation (the "Company"), at any time until the Expiration Date, as hereinafter defined, by delivery of this Warrant, with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $______, subject to adjustment as provided in the Warrant Agreement (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check or by personal or corporate check made payable to the order of the Company.

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of ____________, 2000, by and between the Company and the Warrant Agent.

                  In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

                  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

                  The term "Expiration Date" shall mean 5:00 p.m. Eastern time on ____________, 2005 or earlier upon redemption as hereinafter provided. If such date shall in the State of New York be a holiday or a day on which the banks are authorized or required to close, then the Expiration Date shall mean 5:00 p.m. Eastern time the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close. Under certain circumstances as provided in the Warrant Agreement, the period during which the Warrant may be exercised may be extended.

                  The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and use its reasonable best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.




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                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon payment by the Registered Holder of any tax or other governmental charge imposed in connection therewith for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  Commencing ____________, 2001, or earlier as provided in the Warrant Agreement, this Warrant may be redeemed at any time at the option of the Company, at a redemption price of $.01 per Warrant, provided the "Market Price" (as defined in the Warrant Agreement) for the Common Stock shall equal or exceed $_____ per share, subject to adjustment. Notice of redemption shall be given not earlier than the 60th day nor later than the 30th day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after 5:00 p.m. Eastern time on the business day immediately preceding the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.01 per Warrant upon surrender of this Warrant Certificate. This Warrant may only be called for redemption if, on the date on which the Company's Board of Directors approves and authorizes the redemption of the Warrants, (i) the issuance of the shares of Common Stock upon exercise of this Warrant is subject to a current and effective registration statement and
(ii) the shares of Common Stock are listed for trading on the Nasdaq Stock Market, the American Stock Exchange, or the New York Stock Exchange.

                  Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to principles of conflicts of laws.

                  This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                       RADYNE COMSTREAM INC.




Dated:                                 By:
      _____________________________         ____________________________________
                                       Its: ____________________________________



                                       By:
                                            ____________________________________
                                       Its: ____________________________________



Countersigned:

CONTINENTAL STOCK TRANSFER &           [Seal]






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  TRUST COMPANY
as Warrant Agent




By: ______________________________
    Authorized Officer






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                    (FORM OF REVERSE OF WARRANT CERTIFICATE)

                              RADYNE COMSTREAM INC.

                                SUBSCRIPTION FORM

     (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE WARRANTS)

                  THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise ____________ Warrants represented by this Warrant Certificate to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                     (please print or type name and address)



Please insert Social Security
or other identifying number


__________________________________

and be delivered to

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:                                 X
      _____________________________    _________________________________________
                                       _________________________________________
                                       _________________________________________
                                       _________________________________________
                                       Address


                                       _________________________________________
                                       Taxpayer Identification Number

                                       _________________________________________
                                       Signature Medallion Guaranteed







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                                   ASSIGNMENT

      (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO ASSIGN WARRANTS)

                  FOR VALUE RECEIVED, __________________________________________
hereby sells, assigns and transfers unto


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                     (please print or type name and address)

Please insert Social Security
or other identifying number


__________________________________

_________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

____________________________________________________________________ Attorney to
transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                 X
__________________________________     _________________________________________

                                       _________________________________________

                                       _________________________________________
                                       Signature Medallion Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934) WHICH MAY INCLUDE A COMMERCIAL BANK OR TRUST COMPANY, SAVINGS ASSOCIATION, CREDIT UNION OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.